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                                                                                                         Exhibit 11

                                 THE DUN & BRADSTREET CORPORATION AND SUBSIDIARIES

                                 COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                           ON A FULLY DILUTED BASIS FOR THE QUARTER ENDED SEPTEMBER 30,

Amounts in Millions, Except Per Share Data                                             1997           1996
                                                                                       ----           ----
                                                                                (Average share data in thousands)
Weighted average number of shares. . . . . . . . . . . . . . . . . . . . . . . . .  170,501            170,140
 . . . . . . . . . . .
Dilutive effect of shares issuable as of year-end under stock option
   plans, stock appreciation rights and restricted stock plan. . . . . . . . . . .    3,535                602
 . . . . . . .
Adjustment of shares applicable to stock options and stock
   appreciation rights exercised during the year. . . . . . . . . . . . . . . . .     (121)                 70
 . . . . . . . . . . .
                                                                                   ---------          -----------
                                                                                   =========          ===========
Weighted average number of shares on a fully diluted basis  . . . . . . . . . . .   173,915            170,812
 . . . . ..
                                                                                   =========          ===========
                                                                                   =========          ===========

Income from Continuing Operations. . . . . . . . . . . . . . . .. . . . . . . . .     $87.7             $24.3
 . . . . . .
Income from Discontinued Operations. .. . . . .  . . . . . . . . . . . . . . . . .        -              26.6
 . . . . . . . . . .
                                                                                   ========           ===========
Net Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $87.7             $50.9
 . . . . . . . . . . . . . . . . . . .
                                                                                   =========          ===========

Earnings Per Share of Common Stock on a Fully Diluted Basis:
 Continuing Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $0.50              $0.14
 . . . . . . . . . . . . . . . .
 Discontinued Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -                 $0.16
 . . . . . . . . . . . . . . .

                                                                                   =========          ===========
Earnings Per Share of Common Stock . . . . . . . . . . . . . . . . . . . . . . . .    $0.50              $0.30
 . . . . . . . . . .
                                                                                   =========          ===========


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